CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated July 15, 2001, relating to the audited financial statements for period from inception (September 28, 1999) to December 31, 2000 in a post-effective registration statement on SB-2 of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.

         December 7, 2001

                                               /s/Thomas Monahan
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                                               Thomas Monahan CPA